Exhibit 99.1

Towerstream Provides Update on Growth Initiatives

Recent financing enables Company to accelerate expansion; number of businesses in the On-Net footprint up nearly 70 percent in H2 vs. H1

MIDDLETOWN, R.I., Oct. 24, 2016 (GLOBE NEWSWIRE) — Towerstream Corporation (TWER) (the “Company”), a leading fixed-wireless fiber alternative company, is pleased to provide an update on its progress with its growth strategy. The company expects to have added 170 new buildings in H2 of 2016 that are equipped with its On-Net platform. This is expected to result in a nearly 70 percent increase in the total number of businesses in the company’s On-Net buildings able to purchase its On-Net services.

●	Expected to add 170 new buildings to On-Net footprint in H2 over H1
●	Represents a nearly 70 percent increase expected in the total number of businesses in On-Net buildings
●	Recent $4 million capital raise gives Company flexibility to pursue growth initiatives
●	September contracts, when installed, expected to add more than $780,000 in annual revenue.

Towerstream recently issued guidance that it expects to add 100 new buildings to its On-Net footprint in Q4. This represents a 22 percent increase over new buildings added in Q3 and is more than double the Q2 expansion (+144 percent).

The company expects to end 2016 with a total of 437 buildings On-Net. The company will have more than 13,000 businesses within its footprint that are available to procure On-Net services, up 30 percent from Q3.

The company’s $4 million equity financing, which closed last month, gives Towerstream greater financial flexibility to pursue its expansion. Management targets ambitious growth in 2017-18 and beyond and expects the recent involvement of Ernie Ortega with Sales and Marketing will facilitate that growth.

Management Comment

“As we expand On-Net buildings and businesses, we are seeing an uptick in sales. September contracts, when installed, represent about $780,000 in annual revenue,” stated Philip Urso, interim chief executive officer.

“There is momentum in our business now,” stated Arthur Giftakis, chief operating officer. “More and more companies are recognizing the benefits of our network. When we reached positive EBITDA in 2Q, it marked a turning point in the company’s development, and we expect continued improvements in our operating metrics going forward.”

About Towerstream Corporation

Towerstream Corporation (TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The company offers broadband services in 12 urban markets, including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Robert Haag

Managing Director

IRTH Communications

twer@irthcommunications.com

1-866-976-4784